SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

                                                                                                       Date of Report (Date of earliest event reported)         August 1, 2007

PROTOKINETIX, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-32917	94-3355026
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
Suite 1500-885 West Georgia Street
Vancouver, British Columbia
V6C 3E8
(Address of principal executive offices)

604-687-9887
(Registrant’s Telephone Number)

_____________________________________________________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of  Principal Officers.

On August 1, 2007, Mark L. Baum, Esq. resigned from his position as Director and interim President of ProtoKinetix, Inc. (the “Corporation”).  Mr. Baum’s resignation was not because of any disagreements with the Corporation on matters relating to its operations, policies, disclosures and/or practices.

On August 1, 2007, our Board of Director appointed Dr. Maximilien Arella to the position of Director.

Dr. Maximilien Arella, PhD

Dr. Arella is one of our Directors. He is not a full time employee and has other outside commitments. For the past twenty years, Dr. Arella has acted as a private consultant advising clients and businesses with technological and scientific development, innovative technology transfer and commercial development from university benchtop to commercial developments.

Since 1993, Dr. Arella has carried out two mandates as chairman of the Virology Research Center of the Armand-Frappier Institute/University of Quebec (the “IAF”) during which he held the responsibility of managing both the research and the teaching programs (M.Sc. and Ph.D.) consisting of a team of 20 researchers combined with approximately 100 students and support employees. From 1984 to 1993 Dr. Arella was scholar, assistant professor and professor of Virology at IAF as well as adjunct professor at the School of Graduate Studies of the University of Montreal.  He also served as president of the professor association from 1989 to 1992. His academic research is mainly based in the fields of molecular biology, fundamental aspects and applications of the double-stranded RNA virus, as well as amplification systems for the analysis of human and animal viruses, and cancer markers. Throughout his career, he has written 76 scientific publications, 24 scientific reports for research contracts as well as 28 chapters in books and summaries of techniques. He has been invited to give 49 conferences, has presented 198 scientific communications and has submitted 3 patents. Mr. Arella is fluent in English, French and Italian.

In addition to his position with ProtoKinetix, Dr. Arella sits on the scientific advisory boards of two addition publicly traded companies, Biophage, Inc. and Viropro, Inc.

On August 1, 2007, our Board of Directors appointed Mr. Ross L. Senior to the positions of President and Chief Executive Officer.

Mr. Ross L. Senior

Mr. Senior is our President and Chief Executive Officer. In 2005, Mr. Senior co-founded Rowan All Natural Skin Care, Inc., a Canadian-based provider of skin care products. In 1988, Mr. Senior founded Ross L. Senior and Associates, a business consulting firm, where he maintained his position as principal of the firm from 1988 to 2005. Mr. Senior brings to ProtoKinetix a combination of business, organizational and legal experience through consultation roles in technology research and development institutions and a wide range of businesses including health care, property development, electronics distribution, manufacturing, natural resources, educational institutions and social enterprises.

Section 9 – Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits.

(c)  Exhibits.

Number	Description

99.1	Resignation letter of Mark L. Baum, Esq.

99.2	Acceptance letter of Dr. Maximilien Arella, PhD

99.3	Acceptance letter of Ross L. Senior

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROTOKINETIX, INC.
/s/	Ross L. Senior ______________
By:	Ross L. Senior
Its:	President and Chief Executive Officer